UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2014

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

 Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2014, Astea International Inc. (the “Company”) received a notification letter from The NASDAQ Stock Market (“NASDAQ”) advising the Company of its failure to comply with the required minimum of $2,500,000 in stockholders’ equity for continued listing on The Nasdaq Capital Market, pursuant to NASDAQ listing rule 5550(b)(1).  The Company fell below the minimum requirement with reported stockholders’ equity of $1,829,000 in its Form 10-K for the year ended December 31, 2013.

NASDAQ stated in the letter that under the NASDAQ listing rules the Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted by NASDAQ, an extension of up to 180 calendar days from April 7, 2014 may be granted to the Company to provide evidence of compliance. If the plan is not accepted by NASDAQ, the Company will have the opportunity to appeal that decision to a Hearings Panel.

The Company is presently evaluating various courses of action to regain compliance and intends to timely submit a plan to NASDAQ to regain compliance with the NASDAQ minimum stockholders’ equity standard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.

April 11, 2014	By:	/s/ Rick Etskovitz
	Name:	Rick Etskovitz
	Title:	Chief Financial Officer